EXHIBIT 11

                CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                     COMPUTATION OF PER SHARE EARNINGS
                   (in thousands except per share data)

                                Income from Continuing Operations
                                -----------------------------------------
                                Three Months Ended    Six Months Ended
                                     June 30,             June 30,
                                -------------------   -------------------
                                  1994       1993       1994      1993
                                --------   --------   --------  -------
Computation of Earnings Per
  Common and Common
<F1>
  Equivalent Share (a):
- - ---------------------------
Reported Income                 $ 5,681    $ 4,864    $11,358   $ 8,942
                                ========   ========   ========   =======
Average number of shares
  used to compute earnings
  per common share                9,847      9,770      9,836     9,768

Effect of unexercised
  stock options                      64         36         62        37
                                --------   --------   --------  --------
Average number of shares
  used to compute earnings
  per common and common
  equivalent share                9,911      9,806      9,898     9,805
                                ========   ========   ========  ========
Earnings per common and
  common equivalent share       $  0.57    $  0.50    $  1.15   $  0.91
                                ========   ========   ========  ========

Computation of Earnings Per
  Common Share Assuming
<F1>
  Full Dilution (a):
- - ---------------------------
Reported Income                 $ 5,681    $ 4,864    $11,358   $ 8,942
                                ========   ========   ========  ========
Average number of shares
  used to compute earnings
  per common share                9,847      9,770      9,836     9,768

Effect of unexercised
  stock options                      78         56         78        56
                                --------   --------   --------  --------
Average number of shares
  used to compute earnings
  per common share assuming
  full dilution                   9,925      9,826      9,914     9,824
                                ========   ========   ========  ========
Earnings per common share
  assuming full dilution        $  0.57    $  0.50    $  1.15   $  0.91
                                ========   ========   ========  ========
- - -------------------
<F1>
(a)  This calculation is submitted in accordance with Regulation S-K Item 601
     (11) although it is not required by APB Opinion No. 15 because it results in dilution of less than 3%.

                                   E - 1
                               Page 18 of 21
                                                                EXHIBIT 11
                                                               (continued)
                CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                     COMPUTATION OF PER SHARE EARNINGS
                   (in thousands except per share data)

                                     Income Before Cumulative Effect
                                   of a Change in Accounting Principle
                                -----------------------------------------
                                 Three Months Ended    Six Months Ended
                                      June 30,             June 30,
                                --------------------  ------------------
                                  1994       1993       1994      1993
                                --------   --------   --------  -------
Computation of Earnings Per
  Common and Common
<F2>
  Equivalent Share (a):
- - ---------------------------
Reported Income                 $ 8,017    $ 5,551    $13,694   $ 9,629
                                ========   ========   ========  ========
Average number of shares
  used to compute earnings
  per common share                9,847      9,770      9,836     9,768

Effect of unexercised
  stock options                      64         36         62        37
                                --------   --------   --------  --------
Average number of shares
  used to compute earnings
  per common and common
  equivalent share                9,911      9,806      9,898     9,805
                                ========   ========   ========  ========
Earnings per common and
  common equivalent share       $  0.81    $  0.57    $  1.38   $  0.98
                                ========   ========   ========  ========

Computation of Earnings Per
  Common Share Assuming
<F2>
  Full Dilution (a):
- - ---------------------------
Reported Income                 $ 8,017     $ 5,551   $13,694   $ 9,629
                                ========   =========  ========  ========
Average number of shares
  used to compute earnings
  per common share                9,847      9,770      9,836     9,768

Effect of unexercised
  stock options                      78         56         78        56
                                --------   --------   --------  --------
Average number of shares
  used to compute earnings
  per common share assuming
  full dilution                   9,925      9,826      9,914     9,824
                                ========   ========   ========  ========
Earnings per common share
  assuming full dilution        $  0.81    $  0.56    $  1.38   $  0.98
                                ========   ========   ========  ========
- - ------------------
<F2>
(a)  This calculation is submitted in accordance with Regulation S-K Item 601
     (11) although it is not required by APB Opinion No. 15 because it results in dilution of less than 3%.

                                   E - 2
                               Page 19 of 21
                                                                EXHIBIT 11
                                                               (continued)
                CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                     COMPUTATION OF PER SHARE EARNINGS
                   (in thousands except per share data)

                                                Net Income
                                -----------------------------------------
                                 Three Months Ended    Six Months Ended
                                      June 30,             June 30,
                                --------------------  ------------------
                                  1994       1993       1994      1993
                                --------   --------   --------  -------
Computation of Earnings Per
  Common and Common
<F3>
  Equivalent Share (a):
- - ---------------------------
Reported Income                 $ 8,017    $ 5,551    $13,694   $11,280
                                ========    ========  ========  ========
Average number of shares
  used to compute earnings
  per common share                9,847      9,770      9,836     9,768

Effect of unexercised
  stock options                      64         36         62        37
                                --------   --------   --------  --------
Average number of shares
  used to compute earnings
  per common and common
  equivalent share                9,911      9,806      9,898     9,805
                                ========   ========   ========  ========
Earnings per common and
  common equivalent share       $  0.81    $  0.57    $  1.38   $  1.15
                                ========   ========   ========  ========

Computation of Earnings Per
  Common Share Assuming
<F3>
  Full Dilution (a):
- - ---------------------------
Reported Income                 $ 8,017    $ 5,551    $13,694   $11,280
                                ========   ========   ========  ========
Average number of shares
  used to compute earnings
  per common share                9,847      9,770      9,836     9,768

Effect of unexercised
  stock options                      78         56         78        56
                                --------   --------   --------  --------
Average number of shares
  used to compute earnings
  per common share assuming
  full dilution                   9,925      9,826      9,914     9,824
                                ========   ========   ========  ========
Earnings per common share
  assuming full dilution        $  0.81    $  0.56    $  1.38   $  1.15
                                ========   ========   ========  ========
- - --------------------
<F3>
(a)  This calculation is submitted in accordance with Regulation S-K Item 601
     (11) although it is not required by APB Opinion No. 15 because it results in dilution of less than 3%.

                                   E - 3
                               Page 20 of 21